As filed with the Securities Exchange Commission on June 16, 1997



               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549




                           FORM 8-K/A

                       Amendment No. 1 to
       Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



                 Commission file number 0-23264

Date of Report (Date of earliest event reported): March 31, 1997



                 EMMIS BROADCASTING CORPORATION
    (Exact name of registrant as specified in its charter)

             Indiana                              35-1542018
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)



950 North Meridian Street, Suite 1200
Indianapolis, Indiana                                46204
(Address of principal executive offices)           (Zip Code)


                          (317)266-0100
                   Registrant's Telephone Number



                         Not applicable
           (Former name or former address, and former fiscal year, if changed since last report)

                           (1)

Item 7. Financial Statements and Exhibits

Financial statements of businesses acquired and pro forma financial information:

      Report of Independent Public Accountants

      Balance Sheet of Zimco, Inc. as of December 31, 1996.

      Statement of Operations and Accumulated Deficit of Zimco, Inc. for the Year Ended December 31, 1996.

      Statement of Cash Flows of Zimco, Inc. for the Year Ended
      December 31, 1996.

      Notes to Financial Statements of Zimco, Inc.

      Unaudited Pro Forma Condensed Consolidated Balance Sheet of
      Emmis Broadcasting Corporation and Subsidiaries as of February 28, 1997.

      Unaudited Pro Forma Condensed Consolidated Statement of
      Operations of Emmis Broadcasting Corporation and Subsidiaries for the Year Ended February 28, 1997.


Exhibits:

23   Consent of Arthur Andersen LLP

                           (2)


                                    ZIMCO, INC.
                               FINANCIAL STATEMENTS
                               --------------------

                             AS OF DECEMBER 31, 1996
                             -----------------------
                         TOGETHER WITH AUDITOR'S REPORT
                         ------------------------------
                                     (3)


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------


To the Shareholders of Zimco, Inc.:

We have audited the accompanying balance sheet of ZIMCO, INC. (a Missouri corporation) as of December 31, 1996, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zimco, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                        ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
April 25, 1997.

                                (4)

ZIMCO, INC.
BALANCE SHEET
DECEMBER 31, 1996



ASSETS

CURRENT ASSETS:

     Cash                                                      $69,140
     Accounts receivable - trade, net of
       allowance for doubtful accounts of
       $196,934                                                551,070
     Accounts receivable with affiliates,
       noninterest bearing                                   1,009,338
     Prepaid expenses and other                                 29,260
                                                             ---------
          Total current assets                               1,658,808
                                                             ---------

PROPERTY AND EQUIPMENT:

     Land and related improvements                             241,833
     Buildings                                                 294,407
     Leasehold improvements                                    569,404
     Broadcasting equipment                                  3,003,855
     Furniture and fixtures                                    326,712
                                                             ---------
                                                             4,436,211
     Less - Accumulated depreciation
              and amortization                             (1,787,309)
                                                           -----------
                                                             2,648,902
                                                           -----------
INTANGIBLE ASSETS:

     FCC LICENSES                                            5,169,816
     Less - Accumulated amortization                         (739,494)
                                                             ---------
                                                             4,430,322
                                                             ---------
          Total assets                                      $8,738,032
                                                            ==========
                                   (5)

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Debt and current maturities of
      capital lease obligation                              $7,883,108
    Accounts Payable                                            59,493
    Accrued salaries and commissions                             8,401
    Other accrued liabilities                                   15,412
    Nonrefundable deposit on sale
      of stations (Note 2)                                     450,000
    Accounts payable with affiliates,
      noninterest bearing                                    2,919,462
                                                            ----------
               Total current liabilities                    11,335,876
                                                            ----------
CAPITAL LEASE OBLIGATION,
      net of current maturities                                 37,842
                                                            ----------
               Total liabilities                            11,373,718
                                                            ----------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' DEFICIT:
    Common stock, $5 par value, 6,000
        shares authorized and issued,
        500 shares outstanding                                   2,500
    Accumulated deficit                                    (2,638,186)
                                                           -----------
            Total stockholders' deficit                    (2,635,686)
                                                           -----------
            Total liabilities and
              stockholders' deficit                         $8,738,032
                                                           ===========

The accompanying notes to financial statements are an integral part of this balance sheet.

                                 (6)

ZIMCO, INC.
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 1996




NET BROADCASTING REVENUES                                   $5,057,172

BROADCASTING OPERATING EXPENSES                              4,352,652

DEPRECIATION AND AMORTIZATION                                  731,435
                                                             ---------
OPERATING LOSS                                                (26,915)

OTHER INCOME (EXPENSE):
     Interest expense                                        (728,260)
     Loss on retirement of assets                            (106,779)
     Other Income (expense), net                                11,525
                                                             ---------
          Total other income (expense)                       (823,514)
                                                             ---------
NET LOSS                                                     (850,429)


ACCUMULATED DEFICIT, beginning of year                     (1,787,757)
                                                          ------------
ACCUMULATED DEFICIT, end of year                          ($2,638,186)
                                                          ============

The accompanying notes to financial statements are an integral part of this statement.

                                (7)

ZIMCO, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:

     Net loss                                                 $(850,429)
     Adjustments to reconcile net loss to net
       cash used in operating activities -
         Depreciation and amortization                           731,435
         Provision for doubtful accounts                          82,451
         Loss on retirement of assets                            106,779
         Change in assets and liabilities -
           Account receivable - trade                            396,475
           Accounts receivable with affiliates               (1,009,338)
           Prepaid expenses and other                              3,313
           Accounts payable                                     (83,717)
           Accrued salaries and commissions                     (92,626)
           Other accrued liabilities                            (66,156)
           Accounts payable with affiliates                      726,777
                                                               ---------
             Net cash used in operating
               activities                                       (55,036)
                                                               ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

     Receipt of nonrefundable deposit on sale
       of stations                                               450,000
     Purchases of property and equipment                       (607,641)
                                                               ---------
             Net cash used in investing
               activities                                      (157,641)
                                                               ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds of debt                                          1,350,000
     Payments on debt                                        (1,079,964)
     Payments on capital lease obligation                       (11,382)
                                                              ----------
             Net cash provided by financing
               activities                                        258,654
                                                              ----------
NET INCREASE IN CASH                                              45,977

CASH at beginning of period                                       23,163
                                                                 -------
CASH at end of period                                            $69,140
                                                                 =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     Cash paid for interest                                     $728,260


The accompanying notes to financial statements are an integral part of this statement.

                                  (8)




ZIMCO, INC.
-----------
NOTES TO FINANCIAL STATEMENTS
-----------------------------
DECEMBER 31, 1996
-----------------

1.   ORGANIZATION
     ------------
     Prior to the events discussed in Note 2, Zimco, Inc. ("the Company") owned and operated three radio stations in St. Louis, Missouri. In connection with the acquisition discussed below, the Company permitted Emmis Broadcasting Corporation ("Emmis") to operate the three radio stations effective December 1, 1996. Accordingly, the accompanying financial statements exclude revenues and expenses during the period in which Emmis assumed responsibility for the operations of the Stations. On January 1, 1997 the Company began operating two radio stations in Jefferson City, Missouri and on March 1, 1997 began operating two radio stations in Herrin, Illinois under local management agreements.

2.   SALE OF STATIONS
     ----------------
     On March 31, 1997, Emmis completed the acquisition of substantially all of the assets of radio stations WALC-FM (formerly WKBQ-FM), WKBQ-AM and WKKX-FM in St. Louis from Zimco, Inc. for an aggregate cash purchase price of $43.1 million. Emmis also agreed to provide the Company or its affiliates $1 million in radio advertising over a period of several years and to assume certain lease obligations and employment agreements, discussed more fully in Note 6. In
December 1996, the Company received a $450,000 non-refundable deposit related to this transaction. The Company also agreed to permit Emmis to operate the stations to be acquired until FCC approval of the sale of the stations. Under this arrangement, Emmis was entitled to all revenues and assumed responsibility for all operating expenses of the stations effective December 1, 1996 through March 31, 1997.

In connection with the sale of the stations, the Company elected to pay the former general manager of the stations approximately $1.5 million. As a result, during 1997, the Company utilized approximately $1.5 million of the proceeds from the sale of stations to purchase an annuity on behalf of the former general manager of the stations. The annuity provides for annual payments to be paid to the former general manager, his estate, or a designated beneficiary commencing on January 1, 1998 and extending through December 31, 2004. The Company has assumed no risk in the event of a decline or loss in value of the annuity.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
A.   Revenue Recognition
------------------------
                               (9)

Broadcasting revenue is recognized as advertisements are aired and are recorded net of advertising agency commissions.

B.   Barter Transactions
------------------------
The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. Barter transactions are recorded at the estimated fair value of the goods or services received. Broadcast revenue from barter transactions is recognized when advertisements are aired. The appropriate expense or asset is recognized when goods or services are used or received. Barter revenue included in net broadcasting revenues approximated $507,300 for the year ended December 31, 1996.

C.   Property and Equipment
---------------------------
Property and equipment are recorded at cost. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the related assets which are 31.5 years for buildings, 5 to 7 years for broadcasting equipment and 7 years
for furniture and fixtures.   Leasehold improvements are amortized
using the straight-line method over the lesser of the terms of the related leases or the estimated useful lives of the assets. Maintenance, repairs and minor renewals are expensed; improvements are capitalized. On a continuing basis, the Company reviews the financial statement carrying value of property and equipment for impairment. Whenever events or changes in circumstances indicate that the carrying value may not be recoverable, a writedown of the asset would be recorded through a charge to operations.

D.     FCC Licenses
-------------------
FCC Licenses are recorded at cost and are amortized by the straight-line method over 40 years.

The Company continually evaluates its intangible assets in light of events and circumstances that may indicate that the remaining estimated useful life may warrant revision or that the remaining value may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related cash flows over the remaining life of the asset in measuring whether that asset is recoverable. To the extent an impairment has occurred, the excess of the carrying value of the intangibles over their estimated recoverable value would be recorded through a charge to operations.

E.   Income Taxes
-----------------
The stockholders of the Company have elected, under Section 1362 of the Internal Revenue Code, to be an S Corporation. Accordingly, the Company's income is taxed directly to them. No federal or state income taxes are provided in these financial statements.

                               (10)

F.   Estimates
--------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


4.   DEBT AND CAPITAL LEASE OBLIGATION
     ---------------------------------
Debt outstanding under the Company's credit agreements, as amended, was comprised of the following at December 31, 1996:


$600,000 line of credit (subject
to certain restrictions) with
bank, interest at bank's variable
base lending rate (8.25% at
December 31, 1996), due March 31, 1997,
interest only payments due monthly.                         $  500,000

Note payable to bank,interest at bank's
variable base lending rate (8.25% at
December 31, 1996), due March 31, 1997,
interest only payments due monthly.                          4,800,000

Note payable to stockholders, interest
at Company's borrowing rate (8.25% at
December 31, 1996), due March 31, 1997,
interest only payments due monthly.                          1,500,000

Note payable to stockholders, interest
at Company's borrowing rate (8.25% at
December 31, 1996), due March 30, 1997,
monthly principal payments of $14,087
plus interest, until March 30, 1997,
on which date the entire unpaid principal
balance and all interest accrued thereon
shall be due and payable.                                    1,070,657

Capital lease obligation                                        50,293
                                                            ---------
                                                             7,920,950

Less - Current maturities                                  (7,883,108)
                                                            ----------
                                                               $37,842
                                                               =======

                                (11)

The line of credit, the note payable to bank and the notes payable to stockholders are secured by the stock and assets of Zimco, Inc. and are subject to a credit agreement in which the following related parties are corporate guarantors: Zimmer Broadcasting Co., Inc., Zimmer Communications, Inc., Missouri-Illinois Broadcasting, Inc., and Zimmer Radio of Mid-Missouri, Inc.

The Company has also guaranteed certain notes payable arrangements between the Company's stockholders and a bank. The proceeds from these notes payable arrangements ($2,570,657 outstanding at December 31, 1996) were loaned to the Company by the stockholders. The notes payable to the stockholders contain identical terms and conditions as those notes payable arrangements between the Company's stockholders and the bank.

The Company utilized approximately $7.8 million of the proceeds from the sale of stations (discussed in Note 2) to retire its outstanding debt and related accrued interest as of March 31, 1997.

5.   EMPLOYEE BENEFIT PLANS
     ----------------------
A.   401(k) Retirement Savings Plan
-----------------------------------
Zimco, Inc. participates in a 401(k) defined contribution plan which covers substantially all full-time employees age 21 years and older who have at least one year of service. Participants are permitted to make pre-tax contributions of 2% up to 15% of their compensation, not to exceed the annual limit prescribed by the Internal Revenue Service. The Company matches 50% of these contributions up to 6% of each participant's compensation. During the year ended December 31, 1996, the Company contributed approximately $26,650 to the plan on behalf of the participants.

B.  Health and Welfare Plan
---------------------------
Zimco, Inc. participates in a defined contribution health and welfare plan which covers substantially all full-time employees.
Amounts charged to expense related to this plan was $45,500 for the year ended December 31, 1996.

6.   COMMITMENTS AND CONTINGENCIES
     -----------------------------
The Company leases certain office space, three transmitter sites and various items of equipment under noncancellable operating leases expiring at various dates through September 2009. Certain of these lease agreements contain renewal options and annual rental escalation clauses (generally tied to the Consumer Price Index or increase in the lessor's operating costs), as well as provisions for payment of utilities and maintenance costs.

The future minimum rental payments (exclusive of future escalation costs) required by noncancellable operating leases which have remaining terms in excess of one year as of December 31, 1996, are summarized below:

                               (12)

                    Payable in Year Ending
                          December 31,               Payments
                          ------------               ---------
                             1997                $    276,120
                             1998                     229,269
                             1999                     218,031
                             2000                     216,795
                             2001                     226,394
                       Thereafter                   1,008,032
                                                 ------------
                                                  $ 2,174,641
                                                 ============

     Rent expense totaled approximately $311,900 for the year ended December 31, 1996.

Zimco, Inc. has an employment agreement with certain on-air talent which continues through December 31, 1999 and provides for an annual base salary and certain performance bonuses as specified within the agreement. At December 31, 1996, future cash commitments under this contract totaled $600,000.

In connection with the sale of the stations (discussed in Note 2), Emmis assumed the lease obligations and the employment agreement discussed above.

Zimco, Inc. currently and from time to time is involved in litigation incidental to the conduct of its business; however, the Company is not currently party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the financial position or results of operations of Zimco, Inc.

7.     FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------
     The carrying amounts of the current assets and liabilities approximate fair value because of the short maturity of these instruments.

8.   RENTAL INCOME
     -------------
The Company leases space at its existing tower site to a third party under a noncancellable agreement which expires February 17, 1998. Rental income generated under this lease is $10,800 annually. The lease agreement also provides for five additional and successive renewal options for additional terms of five years each, commencing with the original expiration date. Provisions of the agreement specify escalating rents for each five-year renewal period. This lease was assumed by Emmis in connection with the sale of the stations (discussed in Note 2).

                                   (13)

9.   OTHER RELATED PARTY TRANSACTIONS
     --------------------------------
     The stockholder's of the Company own and operate several businesses in addition to Zimco, Inc. During 1996, the Company's owners adopted centralized cash disbursement procedures for the Company and its affiliates which resulted in the accounts receivable and payable balances with affiliates reflected in the accompanying balance sheet. No interest has been charged or accrued as of December 31, 1996 related to these affiliated receivables and payables.

Zimco, Inc. has been charged for certain management services provided by its affiliates and for certain costs incurred by the affiliates on the Company's behalf. Payments remitted to the affiliates for these charges during the year ended December 31, 1996 were $124,000.

Throughout 1996 an affiliate provided certain data processing services to the Company. Accordingly, the Company remits to the affiliate a flat percentage of its gross payroll representing reimbursement for estimated payroll related taxes and processing
costs incurred.   Payments remitted to the affiliate during the
year ended December 31, 1996 were $95,100.

During the year, the Company provided radio advertising to an affiliate in exchange for local and long distance telephone services. In connection therewith, the Company recognized approximately $21,000 in revenues based on the fair value of the services received.

10.  SUBSEQUENT EVENT (UNAUDITED)
     ----------------------------

In June 1997, the Company purchased two radio stations in Jefferson City, Missouri for approximately $2,650,000 and two radio stations in Herrin, Illinois for approximately $1,250,000.
These transactions were financed with cash and borrowings.

                           (14)

Emmis Broadcasting Corporation and Subsidiaries
Unaudited Pro Forma Condensed Condolidated Financial Information

The accompanying financial information presents the condensed consolidated balance sheet of Emmis Broadcasting Corporation and Subsidiaries ("Emmis") as of February 28, 1997 and the condensed consolidated statement of operations for the year then ended, combined with unaudited pro forma adjustments to reflect the March 31, 1997 acquisition by Emmis of substantially all the assets of radio stations WALC-FM (formerly WKBQ-FM), WKBQ-AM and WKKX-FM in St. Louis from Zimco, Inc., for an aggregate purchase price of $43.1 million.

The unaudited pro forma condensed consolidated balance sheet as of February 28, 1997 is presented as if the acquisition had occurred on February 28, 1997. The unaudited pro forma condensed consolidated statement of operations for the year ended February 28, 1997 is presented as if the acquisition had occurred as of March 1, 1996.

Preparation of the pro forma condensed consolidated financial information was based on assumptions deemed appropriate by management. The assumptions give effect to the acquisition under the purchase method of accounting in accordance with generally accepted accounting principals. The pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the acquisition had been consummated at the beginning of the period presented, nor does it purport to represent the future financial position and results of operations for future periods. The pro forma information should be read in conjunction with the historical financial statements of Emmis Broadasting Corporation and Subsidiaries' Annual Report on Form 10-K for the year ended February 28, 1997.

                             (15)

Emmis Broadcasting Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
February 28, 1997
(Dollars in thousands)




                                        Emmis         Pro Forma
                                    (Historical)     Adjustments   Pro Forma
                                    -------------    -----------  ----------
                                          (1)

CURRENT ASSETS
Cash and cash equivalents               $1,191                       $1,191
Accounts receivable, net                20,831                       20,831
Prepaid expenses and other               4,243                        4,243
Current income tax receivable            2,482                        2,482
                                        ------                       ------
      Total current assets              28,747              0        28,747
                                        ------                       ------
PROPERTY AND EQUIPMENT, NET             12,991          4,668 (2)    17,659

INTANGIBLE ASSETS, NET                 131,743         39,416 (2)   171,159

OTHER ASSETS, NET                       16,235        (6,600) (2)     9,635
                                       -------        -------       -------
      Total assets                    $189,716        $37,484      $227,200
                                       =======        =======       =======

CURRENT LIABILITIES:

  Current maturities of
    long-term debt                      $2,868         $1,600 (2)    $4,468
  Book cash overdraft                    1,942                        1,942
  Accounts payable                       3,687                        3,687
  Accrued salaries and commissions       1,561                        1,561
  Accrued interest                         174                          174
  Deferred revenue                       1,593          1,000 (2)     2,593
  Other                                  1,459                        1,459
                                        ------         ------        ------
      Total current liabilities         13,284          2,600        15,884

LONG-TERM DEBT, NET OF
  CURRENT MATURITIES                   112,304         34,884 (2)   147,188

OTHER NONCURRENT LIABILITIES               436                          436
DEFERRED INCOME TAXES                   29,270                       29,270
                                       -------         ------        ------
      Total liabilities                155,294         37,484       192,778
                                       -------         ------        ------

                                      (16)

SHAREHOLDERS' EQUITY (DEFICIT):

  Class A common stock                      84                           84
  Class B common stock                      26                           26
  Additional paid-in capital            70,949                       70,949
  Accumulated Deficit                 (36,637)                     (36,637)
                                       -------             --       -------
      Total shareholders' equity
        (deficit)                       34,422              0        34,422
                                       -------             --       -------
      Total liabilities and
        shareholders' equity
       (deficit)                      $189,716        $37,484      $227,200
                                       =======       ========       =======

Acquisition of Zimco, Inc.

   (1) Derived from Emmis' February 28, 1997 audited consolidated balance sheet included in Emmis' February 28, 1997 Form 10-K.

   (2) Reflects the March 31, 1997 acquisition of substantially all of the assets of radio stations WALC-FM (formerly WKBQ-FM), WKBQ-AM and WKKX-FM in St. Louis from Zimco, Inc. for an aggregate cash purchase price of $43.1 million, plus an agreement to broadcast approximately $1 million in radio advertising over a period of several years, as if the acquisition had occurred on February 28, 1997. The purchase price was allocated to the assets acquired based upon their estimated fair market value. In accordance with the asset purchase agreement, Emmis made an escrow payment of $6,000 and paid $600 in nonrefundable deposits. The aforementioned escrow payment and the deposits are reflected as other assets in the February 28, 1997 Emmis (Historical) Balance Sheet. The purchase price was funded through additional borrowings under Emmis' existing credit facility. As a result of additional borrowings, $2.2 million would be paid within the next year and therefore classified as a current liability.

                                     (17)

Emmis Broadcasting Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended February 28, 1997
(Dollars in thousands, except per share data)




                                          Emmis       Pro Forma
                                       (Historical)  Adjustments   Pro Forma
                                       -----------   -----------   ----------
                                        (1)
NET BROADCASTING REVENUES                  $103,292    $4,158 (2)   $107,450
Broadcasting operating expenses              52,839     3,333 (2)     56,172
Publication and other revenue,
  net of operating expenses                     834                      834
International business
  development expenses                        1,164                    1,164
Corporate expenses                            5,929                    5,929
Depreciation and amortization                 5,481     1,604 (3)      7,085
Noncash compensation                          3,465                    3,465
                                            -------     -----         ------
OPERATING INCOME (LOSS)                      35,248     (779)         34,469
                                            -------     -----         ------
OTHER INCOME (EXPENSE):
  Interest expense                          (9,633)   (2,895) (4)   (12,528)
  Other income (expense), net                   325         8 (2)        333
                                            -------    ------        -------
      Total other income (expense)          (9,308)   (2,887)       (12,195)
                                            -------    ------        -------
INCOME (LOSS) BEFORE INCOME TAXES            25,940   (3,666)         22,274

PROVISION (BENEFIT) FOR INCOME TAXES         10,500   (1,466) (5)      9,034
                                            -------   -------       --------
NET INCOME (LOSS)                           $15,440  ($2,200)        $13,240
                                            =======   =======       ========
Net income per common and
  common equivalent share                     $1.35                    $1.16
                                             ======                   ======
Net income per common share
  assuming full-dilution                      $1.35                    $1.16
                                             ======                   ======
Weighted average common
  shares outstanding:
    Before full dilution                 11,451,590               11,451,590
    Assuming full dilution               11,451,590               11,451,590


                                     (18)

Acquisition of Zimco, Inc.

   (1) Derived from Emmis' audited consolidated statement of operations for the year ended February 28, 1997 included in Emmis' February 28, 1997 Form 10-K. Concurrent with the signing of the asset purchase agreement, Emmis entered into a time brokerage agreement that permitted Emmis to operate the stations acquired from Zimco, Inc. effective on December 1, 1996. Accordingly, the operating results for the year ended February 28, 1997 includes three months of operations of the stations acquired from Zimco, Inc.

  (2) Represents estimated, unaudited historical operating results of radio stations WALC-FM (formerly WKBQ-FM), WKBQ-AM and WKKX-FM (the stations acquired from Zimco, Inc.) for the nine months ended September 30, 1996, which includes $124 in management fees charged by an affiliate which will not be charged to the stations by Emmis.

   (3) Reflects pro forma depreciation of property and equipment over estimated useful lives of 5 to 7 years and amortization of intangible assets over estimated useful lives of 40 years, resulting from the purchase price allocation.

  (4) Represents additional interest expense at an average interest rate of 6.97% resulting from additional borrowings under Emmis' existing credit facility related to the stations acquired from Zimco, Inc.

  (5)  Calculated utilizing a tax rate of 40% applied to income
(loss) before income taxes.

                                 (19)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EMMIS BROADCASTING CORPORATION


Date: June 16, 1997                By: /s/ Howard L. Schrott
                                   -------------------------
                                   Howard L. Schrott
                                     Executive Vice President,
                                     Chief Financial Officer and
                                     Treasurer (Authorized
                                     Corporate Officer)

                              (20)